                                                                     EXHIBIT 4.3

================================================================================

                         NEUROCRINE BIOSCIENCES, INC.

                 INFORMATION AND REGISTRATION RIGHTS AGREEMENT

================================================================================

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.   Certain Definitions....................................................................  1
     -------------------

2.   Information Rights.....................................................................  2
     ------------------
     2.1  Financial Statements..............................................................  2
          --------------------
     2.2  Additional Information............................................................  3
          ----------------------

3.   Inspection.............................................................................  3
     ----------

4.   Right of First Refusal.................................................................  3
     ----------------------

5.   Termination of Covenants...............................................................  5
     ------------------------

6.   Demand Registration....................................................................  5
     -------------------
     6.1  Request for Registration on Form Other Than Form S-3..............................  5
          ----------------------------------------------------
     6.2 Right of Deferral of Registration on Form Other Than Form S-3.....................   5
         -------------------------------------------------------------
     6.3 Request for Registration on Form S-3..............................................   5
         ------------------------------------
     6.4 Registration of Other Securities in Demand Registration...........................   6
         -------------------------------------------------------
     6.5 Underwriting in Demand Registration...............................................   6
         -----------------------------------
     6.6 Blue Sky in Demand Registration...................................................   7
         -------------------------------

7.   Piggyback Registration.................................................................  7
     ----------------------
     7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities...........  7
         ------------------------------------------------------------------------
     7.2 Underwriting in Piggyback Registration.............................................  7
         --------------------------------------
     7.3 Blue Sky in Piggyback Registration.................................................  8
         ----------------------------------

8.   Expenses of Registration...............................................................  8
     ------------------------

9.   Registration Procedures................................................................  9
     -----------------------

10.  Information Furnished by Holder........................................................  9
     -------------------------------

11.  Indemnification........................................................................  9
     ---------------
     11.1 Company's Indemnification of Holders.............................................. 10
          ------------------------------------
     11.2 Holder's Indemnification of Company............................................... 10
          -----------------------------------
     11.3 Indemnification Procedure......................................................... 11
          -------------------------

12.  Limitations on Registration Rights Granted to Other Securities......................... 11
     --------------------------------------------------------------

13.  Reports Under Securities Exchange Act of 1934.......................................... 12
     ---------------------------------------------

14.  Market Stand-off....................................................................... 12
     ----------------

15.  Conversion of Preferred Stock.......................................................... 12
     -----------------------------

16.  Termination of Registration Rights..................................................... 12
     ----------------------------------

17.  Transfer of Rights........................................................  13
     ------------------

18. Miscellaneous..............................................................  13
    -------------
    18.1 Entire Agreement; Successors and Assigns..............................  13
         ----------------------------------------
    18.2 Governing Law.........................................................  13
         -------------
    18.3 Counterparts..........................................................  13
         ------------
    18.4 Headings..............................................................  13
         --------
    18.5 Notices...............................................................  13
         -------
    18.6 Amendment of Agreement................................................  14
         ----------------------
    18.7 Aggregation of Stock..................................................  14
         --------------------
    18.8 Severability..........................................................  14
         ------------

                 INFORMATION AND REGISTRATION RIGHTS AGREEMENT

          This INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of September 25, 1992, by and among Neurocrine Biosciences, Inc., a California corporation (the "Company"), the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "Investors"), and the persons listed on the attached Schedule B who become signatories to this Agreement (collectively, the "Founders").

                                R E C I T A L S
                                ---------------

          A. The Company and the Investors have entered into agreements for sale by the Company and purchase by the Investors of the Company's securities.

          B. In connection with the purchase and sale of the Company's securities, the Company and the Investors desire to provide for (i) the rights of the Investors with respect to information about the Company and registration of the Common Stock issued upon conversion or exercise of the shares of the Company's stock held by the Investors according to the terms of this Agreement,
(ii) a right of first refusal for the Investors with respect to certain future stock issuances by the Company, and (iii) certain other provisions as set forth below.

          THE PARTIES AGREE AS FOLLOWS:

     1.   Certain Definitions.
          -------------------

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a)  "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Securities Act.

          (b)  "Convertible Securities" shall mean securities of the Company
                ----------------------
convertible into or exchangeable for Registrable Securities, including the Series A Preferred Stock, and any other securities of the Company convertible into or exchangeable for Registrable Securities included in this Agreement pursuant to Section 12.

          (c)  "Form S-3" shall mean Form S-3 issued by the Commission or any
                --------
substantially similar form then in effect.

          (d)  "Founders' Stock" shall mean all Common Stock of the Company
                ---------------
currently held by the Founders and the Investors, any Common Stock subsequently acquired by such persons (other than Common Stock issued or issuable upon conversion of Series A Preferred Stock), and any Common Stock issued or issuable with respect to such Common Stock upon any stock splits, stock dividends or similar distributions.

          (e)  "Holder" shall mean any holder of outstanding Registrable
                ------
Securities which have not been sold to the public, but only if such holder is an Investor (or, solely with regard to Sections 7, 11 and 14, a Founder) or an assignee or transferee of Registration rights as permitted by Section 17.

          (f)  "Initiating Holders" shall mean Holders who in the aggregate hold
                ------------------
at least forty percent (40%) of the Registrable Securities.

          (g)  "Material Adverse Event" shall mean an occurrence having a
                ----------------------
consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Company.

          (h)  The terms "Register", "Registered" and "Registration" refer to a
                          --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          (i)  "Registrable Securities" shall mean all Common Stock of the
                ----------------------
Company issued or issuable upon conversion of the Company's Series A Preferred Stock purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, and any securities of the Company granted registration rights pursuant to Section 12 of this Agreement, provided that such shares have not previously been sold to the public. For purposes of the registration rights granted to holders of Company securities pursuant to Section 7 hereof and for purposes of the obligations imposed upon holders of Registrable Securities under Sections 11 and 14, but not for the definition of Initiating Holders, "Registrable Securities" shall include Founders' Stock.

          (j)  "Registration Expenses" shall mean all expenses incurred in
                ---------------------
complying with Sections 6 or 7 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

          (k)  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (l)  "Selling Expenses" shall mean all underwriting discounts and
                ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, as well as fees and disbursements of legal counsel for the selling Holders.

     2.   Information Rights.
          ------------------

          2.1  Financial Statements. The Company shall deliver to the Investors
               --------------------
as soon as practicable after the end of each fiscal year of the Company, and in any event without 120 days thereafter, an audited consolidated balance sheets of the Company as of the end of such year and audited consolidated statements of income, shareholders' equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and be accompanied by the opinion of independent public accountants of recognized standing selected by the Board of Directors of the Company.

          2.2  Additional Information. As long as an Investor holds not less
               ----------------------
than 500,000 shares of Convertible Securities and/or Registrable Securities, as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will deliver to such Investor:

          (a) As soon as practicable after the end of each month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaires, if any, as of the end of such month, and consolidated statements of income and cash flow for such month and for the current fiscal year to date, including a comparison between the actual monthly financial statements and the projected figures for such monthly periods.

          (b) As soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 30 days prior to the beginning of each fiscal year, an operating budget and plan for the Company respecting the next fiscal year containing a monthly breakdown of income and cash flow.

          (c) As soon as practicable after the end of each fiscal quarter, and in any event within 30 days thereafter, a statement of shareholders' equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for shares of Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

     3.   Inspection.
          ----------

          The Company shall permit each Investor holding the number of shares set forth in Section 2.2 hereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 3 to provide any information which it reasonably considers to be a trade secret or confidential information. The rights of an Investor under this Section 3 may not be assigned as part of such Investor's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

     4.   Right of First Refusal.
          ----------------------

          The Company hereby grants to each Investor the right of first refusal to purchase its Pro Rata Amount (as defined below) of any New Securities (as defined in this Section 4) which the Company may, from time to time, propose to sell and issue. An Investor's Pro Rata Amount, for purposes of this :right of first refusal, shall be the ratio of (i) the number of shares (on an as-converted basis) of Convertible Securities and/or Registrable Securities held by such

Investor to (ii) the total number of shares of Common Stock of the Company outstanding (on an as-converted basis), including all outstanding securities convertible into, exchangeable for or exercisable for Common Stock on an as-converted or exercised basis (including but not limited to the Convertible Securities and outstanding options exercisable for Common Stock). This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any capital stock of the Company whether or not now authorized, the rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issuable upon exercise or conversion of currently outstanding securities; (ii) the Series A Preferred Stock; (iii) securities issued pursuant to an underwritten public offering pursuant to an effective Registration Statement; (iv) securities issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all assets or other reorganization; (v) securities issued to employees, officers, directors, or consultants of the Company pursuant to plans and arrangements approved by the Board of Directors; (vi) securities issued in connection with equipment lease financing arrangements, credit agreements or other commercial transactions approved by the Board of Directors; (vii) securities issued pursuant to a corporate strategic partner transaction involving the license of technology, establishment of a joint venture, research and development agreement, product development or marketing agreement, or other similar arrangement; and (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall live each Investor written notice of its intention, describing the type of New Securities, the price and number of snares and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to the Investor's Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company. Each Investor shall have a right of overallotment such that if any investor fails to exercise its right hereunder to purchase all of such Investor's Pro Rata Amount of New Securities, the Company shall notify the other Investor(s) exercising their rights to purchase their full Pro Rata Amount and such other Investor(s) shall have the right to purchase the non fully-participating investor's unpurchased portion on a pro rata basis (based upon the ratio of the number of shares (on an as-converted basis) of Convertible Securities and/or Registrable Securities held by each such Investor to the total number of shares (on an as-converted basis) of Registrable Securities and/or Convertible Securities held by all fully-participating Investors) by agreeing to purchase such amount of New Securities within ten (10) days from the date such notice shall have been deemed given under Section 18.5.

               (c) In the event an Investor fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have one hundred twenty (120) days thereafter to sell the New Securities respecting which the Investor's option was not exercised. at the price and upon the terms specified in the Company's notice. In the event the Company has not sold the New Securities within said one hundred and twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the investors in the manner provided above.

     5.   Termination of Covenants.
          ------------------------

          Except as otherwise provided herein, the covenants of the Company set forth in Sections 2, 3 and 4 shall be terminated and be of no further force or effect upon the closing of the Company's initial public offering of its Common Stock at a price per share (prior to underwriter commissions and offering expenses) of not less than $1.50 per share (appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar events) and an aggregate offering price to the public of more than $7,500,000 (prior to deduction of underwriter commissions and offering expenses) pursuant to a Registration Statement filed by the Company under the Securities Act ("IPO").

     6.   Demand Registration.
          -------------------

          6.1  Request for Registration on Form Other Than Form S-3. Subject to
               ----------------------------------------------------
terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (i) December 31, 1996, or
(ii) three months after the effective date of the IPO, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a Form other than Form S-3 for an offering of at least thirty-three percent (33%) of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, and in any event within ninety (90) days of such request, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1 (i) within three (3) months of the effective date of a Registration initiated by the Company or (ii) after the Company has effected two such Registrations pursuant to this Section 6.1 and such Registrations have been declared effective and, if underwritten, have closed.

          6.2  Right of Deferral of Registration on Form Other Than Form S-3. If
               -------------------------------------------------------------
If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 6.1, the Company shall have the right, exercisable one time only, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

          6.3  Request for Registration on Form S-3. Subject to the terms of
               ------------------------------------
this Agreement, in the event that the Company receives from Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities the reasonably anticipated aggregate offering price to the public of which would exceed $500,000, the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the

Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 30 days after written notice from the Company of the proposed Registration.

          6.4  Registration of Other Securities in Demand Registration. Any
               -------------------------------------------------------
Registration Statement filed pursuant to the request of the initiating Holders under this Section 6 may, subject to the provisions of Section 6.5, include securities of the Company other than Registrable Securities.

          6.5  Underwriting in Demand Registration.
               -----------------------------------

                    6.5.1  Notice of Underwriting. If the Initiating Holders
                           ----------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request :made pursuant to this Section 6, and the Company shall include such information in the written notice referred to in Section 6.1 or 6.3. The right of any Holder to Registration pursuant to Section 6.1 shall be conditioned upon such Holders agreement to participate in such underwriting and the inclusion of-such Holders Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion).

                    6.5.2  Inclusion of Other Holders in Demand Registration. If
                           -------------------------------------------------
the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration and subject to the allocation provisions of Section 6.5.4 below, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 6.

                    6.5.3  Selection of Underwriter in Demand Registration. The
                           -----------------------------------------------
Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by the Company (which consent shall not be unreasonably withheld).

                    6.5.4  Marketing Limitation in Demand Registration. In the
                           -------------------------------------------
event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such Registration by such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those proposed to be included by the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5.4 shall be included in such Registration Statement:

                    6.5.5  Right of Withdrawal in Demand Registration. If any
                           ------------------------------------------
Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

          6.6  Blue Sky in Demand Registration. In the event of any Registration
               -------------------------------
pursuant to Section 6, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     7.   Piggyback Registration.
          ----------------------

          7.1  Notice of Piggyback Registration and Inclusion of Registrable
               -------------------------------------------------------------
Securities. Subject to the terms of this Agreement, in the event the Company
----------
decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

          7.2  Underwriting in Piggyback Registration.
               --------------------------------------

                    7.2.1  Notice of Underwriting in Piggyback Registration. If
                           ------------------------------------------------
the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, :he Company shall so advise the Holders as a part of the written. notice given pursuant to Section 7.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

                    7.2.2  Marketing Limitation in Piggyback Registration. In
                           ----------------------------------------------
the event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 7 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may:

               (a) in the case of the Company's initial public offering, exclude some or all Registrable Securities from such registration and underwriting; and

               (b) in the case of any Registered public offering subsequent to the Company's initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than twenty percent (20%) of the total number of shares included in such Registration. In such event, the Underwriters Representative shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting (if any) shall be allocated as follows: first, among all Holders of Registrable Securities excluding Holders who solely hold Founders' Stock) in proportion, as nearly as practicable, to the respective amounts, of Registrable Securities (excluding Founders' Stock) held by such Holders at the time of filing of the registration statement, and second, among all Holders of Founders' Stock, in proportion, as nearly as practicable, to the respective amounts of Founders' Stock held by such Holders at the time of filing of the registration statement. The number of shares of Registrable Securities to be :included in such underwriting shall not be reduced unless all other securities (other than those to be sold by the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.2.2 shall be included in such Registration Statement.

                    7.2.3  Withdrawal in Piggyback Registration.  If any Holder,
                           ------------------------------------
or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          7.3  Blue Sky in Piggyback Registration.  In the event of any
               ----------------------------------
Registration of Registrable Securities pursuant to Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     8.   Expenses of Registration.
          ------------------------

          All Registration Expenses incurred in connection with two Registrations pursuant to Section 6.1, up to four Registrations on Form S-3 pursuant to Section 6.3, and all Registrations pursuant to Section 7 shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of Holders in connection with any registration proceeding begun pursuant to Section 6.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 6.1; provided further, however, that (i) if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business or prospects of the Company not known to the Holders at the time of their request or (ii) such withdrawal is made after a deferral of such registration by the Company pursuant to Section 6.2, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6.1. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     9.   Registration Procedures.
          -----------------------

          The Company will keep each Holder whose Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will:
(a) use its best efforts to keep such Registration effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and
(d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     10.  Information Furnished by Holder.
          -------------------------------

          It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

     11.  Indemnification.
          ---------------

          11.1  Company's Indemnification of Holders.  To the extent permitted
                ------------------------------------
by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each of its officers, directors and constituent partners, and legal counsel, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 11.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, its officers, directors, constituent partners, or legal counsel, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

          11.2  Holder's Indemnification of Company.  To the extent permitted by
                -----------------------------------
law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holders liability under this Section 11.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity contained in this
Section 11.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

          11.3  Indemnification Procedure.  Promptly after receipt by an
                -------------------------
indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 11, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 11.

     12.  Limitations on Registration Rights Granted to Other Securities.
          --------------------------------------------------------------

          From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights unless such rights are subordinate to the Registration rights set forth herein, except that, with the consent of the Holders of fifty percent (50%) of the aggregate of the Convertible Securities and Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

     13.  Reports Under Securities Exchange Act of 1934.
          ---------------------------------------------

          With a view to making available to the investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (c) furnish to any Investor, so long as such Investor owns any Convertible Securities or Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the resorting requirements of Rule 144 at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     14.  Market Stand-off.
          ----------------

          Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any Registrable Securities or other securities of the Company during the 180-day period following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that such restriction shall only apply to the first two Registration Statements of the Company to become effective which include securities to be sold on behalf of the Company to the public in an underwritten offering; and provided, further, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     15.  Conversion of Preferred Stock.
          -----------------------------

          The Registration rights of the Holders of the Shares set forth in this Agreement are conditioned upon the conversion of the Shares with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

     16.  Termination of Registration Rights.
          ----------------------------------

          The right to cause the Company to Register securities granted by the Company to the Investors under the Agreement shall terminate five years after the date of the closing of the Company's initial public offering of its securities.

     17.  Transfer of Rights.
          ------------------

          The rights to information under Sections 2 and 3, the right of first refusal set forth in Section 4 and the Registration rights of the Investors set forth in Sections 6, 7, 8 and 9 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least 500,000 shares of such Holder's Convertible Securities or Registrable Securities (equitably adjusted, for any recapitalizations, stock splits, combinations, and the like) or acquiring all of the Convertible securities and Registrable Securities held by such Holder if transferred to a single entity; provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners (or may transfer to their heirs in the. case of individuals) without restriction as to the number or percentage of shares acquired by any such constituent partner (or heirs).

     18.  Miscellaneous.
          -------------

          18.1  Entire Agreement; Successors and Assigns.  This Agreement
                ----------------------------------------
constitutes the entire contract between the Company, the Investors and the Founders relative to the subject matter hereof. Any previous agreement between the Company and the Investors or the Founders concerning information rights, rights of first refusal or Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          18.2  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          18.3  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.4  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience and shall not by themselves determine the interpretation of this Agreement.

          18.5  Notices.  Any notice required or permitted hereunder shall be
                -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in, the United States mail, by first class mail, postage prepaid, or upon sending if sent by commercial overnight deliver, service addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor or a Founder, at such Investor's or Founder's address as set forth on the attached Schedule A or B, or at such other address as the Company or such Investor or Founder may designate by ten (10) days' advance written notice to the Investors and Founders or to the Company, respectively.

          18.6  Amendment of Agreement.  Except as otherwise specifically
                ----------------------
provided herein, any provision of this Agreement :nay be amended by a written instrument signed by the Company and by persons holding more than fifty percent (50%) of the then outstanding Convertible Securities and Registrable Securities (calculated on an as-converted basis); provided, that no amendment to Section 1(d) or Section 7.2.2 which adversely affects the rights of the holders of Founders' Stock shall be enforceable against the holders of Founders' Stock unless approved by persons holding more than fifty percent (50%) of the Founders' Stock.

          18.7  Aggregation of Stock.  All Convertible Securities and
                --------------------
Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          18.8 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          THE COMPANY:                 NEUROCRINE BIOSCIENCES, INC.

                                       By:______________________________________
                                       Title:___________________________________
                                       Address: 1020 Prospect Street
                                                Suite 405
                                                La Jolla, California 92037
                                                Attn: President

          THE INVESTORS:               D. BLECH & COMPANY, INC.



                                       By:______________________________________
                                       Title:___________________________________


                                       AVALON MEDICAL PARTNERS, L.P.


                                       By:______________________________________
                                          General Partner


                                       KLEINER PERKINS CAULFIELD &
                                          BYERS VI
                                       By: Kleiner Perkins Caulfield & Byers VI
                                           Associates


                                       By:______________________________________
                                          General Partner

                                       KLEINER PERKINS CAULFIELD & BYERS
                                       FOUNDERS VI

                                       By: Kleiner Perkins Caulfield & Byers VI
                                           Associates


                                       By:______________________________________
                                          General Partner



                                       _________________________________________
                                       DAVID SCHNELL



                                       _________________________________________
                                       DR. LAWRENCE STEINMAN

                                       VALE PARTNERS


                                       By:______________________________________
                                          General Partner


                                       THE HIXSON FAMILY TRUST, DATED
                                       AUGUST 25, 1986, HARRY F. HIXSON, JR.
                                       AND GEORGIANA B. HIXSON, TRUSTEES


                                       By:______________________________________
                                          Harry F. Hixon, Jr., Trustee

          THE FOUNDERS:


                                       _________________________________________
                                       DR. WYLIE W. VALE



                                       _________________________________________
                                       ERROL B. DE SOUZA



                                       _________________________________________
                                       DAVID BLECH



                                       _________________________________________
                                       MARK GERMAIN

                                  SCHEDULE A
                                  ----------

Frontier Charitable Remainder Trust
c/o Nicholas Madonia
30 Outwater Lane
Garfield, New Jersey 07026

Avalon Medical Partners, L.P.
1020 Prospect Street, Suite 405
La Jolla, California 92037
Attn: Mr. Lawrence A. Bock

Kleiner Perkins Caufield & Byers VI
Kleiner Perkins Caufield & Byers VI Founders Fund
2200 Geng Road, Suite 205
Two Embarcadero Place
Palo Alto, California 94303
Attn: Mr. Brook H. Byers

The Hixson Family Trust, dated August 25, 1986
Harry F. Hixson, Jr. and
Georgiana B. Hixson, Trustees
8518 Ruette Monte Carlo
La Jolla, California 92037

David Schnell
1020 Prospect Street
Suite 405
La Jolla, California 92037

Dr. Lawrence Steinman
Professor of Neurology
Department of Neurology
Stanford University Medical Center
Stanford, California 94305-5235

Vale Partners
c/o Dr. Wylie W. Vale
Professor and Head
Clayton Foundation Laboratories
for Peptide Biology
The Salk Institute
10010 N. Torrey Pines Road
La Jolla, California 92037-1099

Howard Birndorf
9360 Towne Center Drive
Suite 110B
San Diego, California 92121

                                  SCHEDULE B
                                  ----------

Dr. Wylie W. Vale
Professor and Head
Clayton Foundation Laboratories
for Peptide Biology
The Salk Institute
10010 N. Torrey Pine Road
La Jolla, California 92037-1099

Errol B. de Souza
21 Montbard Drive
Chadds Ford, Pennsylvania 19317

David Blech
599 Lexington Avenue
Forty-First Floor
New York, New York 10022

Mark Germain
c/o D. Blech & Company Inc.
599 Lexington Avenue
Forty-First Floor
New York, New York 10022

                                FIRST AMENDMENT
                                ---------------

     This Amendment dated as of December 5, 1992 is made between Neurocrine Biosciences, Inc., a California corporation (the "Company"), and the persons identified in Exhibit A hereto (collectively referred to as the "Investors").


                                   RECITALS


     1. The Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement dated as of September 25, 1992 (the "Purchase Agreement") providing for the sale of Series A Preferred Stock of the Company (the "Series A Preferred") to the Investors, as provided in the Purchase Agreement.

     2. The Company and the Investors have entered into an Information and Registration Rights Agreement dated September 25, 1992 (the "Information and Registration Rights Agreement"), granting the Investors certain information, registration and other rights (the "Rights") in connection with their purchase of shares of Series A Preferred pursuant to the Purchase Agreement.

     3. The Company and the Investors now wish to amend the Purchase Agreement to provide for the sale of an additional 166,666 and 666,667 shares of Series A Preferred (the "Additional Shares") to Schroder Ventures U.S. Trust and Schroder Ventures Limited Partnership, respectively, (hereinafter referred to as "Schroder").

     4. The Company and the Investors now wish to amend the Information and Registration Rights Agreement to provide Schroder with the same Rights as the Investors.

     NOW, THEREFORE, the parties agree as follows:

     1. The Company and the Investors holding more than fifty percent (50%) of the outstanding shares of Series A Preferred purchased by all Investors hereby agree, pursuant to Section 10.7 of the Purchase Agreement, that the Purchase Agreement is hereby amended to provide that the Company shall have the right to sell the Additional Shares of Series A Preferred to Schroder at the price and on the terms set forth in the Purchase Agreement. Schroder shall be considered an "Investor" and such Additional Shares of Series A Preferred shall be considered part of the "Shares" for purposes of the Purchase Agreement.

     2. The Company and the Investors holding more than fifty percent (50%) of the outstanding shares of Series A Preferred hereby agree, pursuant to Section
18.6 of the Information and Registration Rights Agreement, that the Information and Registration Rights Agreement is hereby amended to add Schroder as a signatory in connection with Schroder's purchase of shares of the Series A Preferred pursuant to the Purchase Agreement, as hereby amended. Schroder shall be considered an "Investor" and "Holder," and shall have the same Rights as the Investors under the Information and Registration Rights Agreement. The Additional Shares shall be considered part of the Series A Preferred Stock under the Information and Registration Rights Agreement.

     3. Except as provided herein, the Purchase Agreement and the Information and Registration Rights Agreement shall continue in full force and effect.

     4. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     This Amendment is hereby executed as of the date first above written.

                             "COMPANY"


                             NEUROCRINE BIOSCIENCES, INC.,
                             a California Corporation

                             By:______________________________________
                             Title:___________________________________

                             "INVESTORS"

                             FRONTIER CHARITABLE REMAINDER TRUST

                             By:______________________________________
                             Name:
                             Title:


                             AVALON MEDICAL PARTNERS, L.P.


                             By:______________________________________
                                          General Partner


                             KLEINER PERKINS CAUFIELD & BYERS VI
                             By:  Kleiner Perkins Caufield & Byers VI Associates

                                    By:______________________________________
                                                  General Partner


                             KLEINER PERKINS CAUFIELD & BYERS VI
                             FOUNDERS FUND
                             By:  Kleiner Perkins Caufield & Byers VI Associates

                                    By:______________________________________
                                                  General Partner

                                       _______________________________________
                                       David Schnell


                                       _______________________________________
                                       Dr. Lawrence Steinman


                                       VALE PARTNERS


                                       By:____________________________________
                                                     General Partner

                                       THE HIXSON FAMILY TRUST, DATED
                                       AUGUST 25, 1986, HARRY F. HIXSON, JR. AND
                                       GEORGIANNA B. HIXSON, TRUSTEES

                                       By:_____________________________________
                                               Harry F. Hixson, Jr., Trustee


                                       _______________________________________
                                                     HOWARD BIRNDORF

                                THIRD AMENDMENT
                                ---------------


     This Amendment dated as of March 15, 1993 is made between Neurocrine Biosciences, Inc., a California corporation (the "Company"), and the persons identified in Exhibit A hereto (collectively referred to as the "Investors").


                                   RECITALS

     5. The Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement dated as of September 25, 1992, amended as of December 5, 1992 and January 8, 1993 (the "Purchase Agreement") providing for the sale of Series A Preferred Stock of the Company (Series A Preferred") to the Investors, as provided in the Purchase Agreement.

     6. The Company and the Investors have entered into an Information and Registration Rights Agreement dated September 25, 1992, amended as of December 5, 1992 and January 8, 1993 (the "Information and Registration Rights Agreement"), granting the Investors certain information, registration and other rights (the "Rights") in connection with their purchase of shares of Series A Preferred pursuant to the Purchase Agreement.

     7. The Company and the Investors now wish to amend the Purchase Agreement to provide for the sale of an additional 50,000 shares of 250,000 shares of Series A Preferred (the "Additional Shares") to Kevin C. Gorman and Gary A. Lyons, respectively, (hereinafter referred to as the "Purchasers").

     8. The Company and the Investors now wish to amend the Information and Registration Rights Agreement to provide the Purchasers with the same Rights as the Investors.

     NOW, THEREFORE, the parties agree as follows:

     5. The Company and the Investors holding more than fifty percent (50%) of the outstanding shares of Series A Preferred hereby agree, pursuant to Section
10.7 of the Purchase Agreement, that the Purchase Agreement is hereby amended to provide that the Company shall have the right to sell the Additional Shares of Series A Preferred to the Purchasers at the price and on the terms set forth in the Purchase Agreement, with such modifications to such terms as are set forth in Paragraph 2 below. The Purchasers shall be considered an "Investor" and such Additional Shares of Series A Preferred shall be considered part of the "Shares" for purposes of the Purchase Agreement.

     6. The Purchasers shall pay the purchase price for the Shares to be sold to them as follows: one half in case and one-half by execution of an interest-bearing promissory note payable to the Company amortized over a five-year period.

     7. The Company and the Investors holding more than fifty percent (50%) of the outstanding shares of Series A Preferred hereby agree, pursuant to Section
18.6 of the Information and Registration Rights Agreement, that the Information and Registration Rights Agreement is hereby amended to add the Purchasers as a signatory in connection with the

Purchasers' purchase of shares of the Series A Preferred pursuant to the Purchase Agreement, as hereby amended. Each Purchaser shall be considered an "Investor" and "Holder," and shall have the same Rights as the Investors under the Information and Registration Rights Agreement. The Additional Shares shall be considered part of the Series A Preferred Stock under the Information and Registration Rights Agreement.

     8. Except as provided herein, the Purchase Agreement and the Information and Registration Rights Agreement shall continue in full force and effect.

     9. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     This Amendment is hereby executed as of the date first above written.


                                   "COMPANY"

                                   NEUROCRINE BIOSCIENCES, INC.,
                                   a California Corporation


                                   By:_______________________________________

                                   Title:____________________________________


                                   "INVESTORS"

                                   AVALON MEDICAL PARTNERS, L.P.



                                   By:_______________________________________
                                                   General Partner

                                   __________________________________________
                                   Howard C. Birndorf

                                   __________________________________________
                                   Anna Hung De Souza


                                   __________________________________________
                                   Errol B. De Souza

                             FRONTIER CHARITABLE REMAINDER TRUST


                             By:_______________________________________

                             Title:____________________________________


                             THE HIXSON FAMILY TRUST, DATED
                             AUGUST 25, 1986, HARRY F. HIXSON, JR. AND
                             GEORGIANNA B. HIXSON, TRUSTEES


                             By:_______________________________________
                                    Harry F. Hixson, Jr., Trustee


                             KLEINER PERKINS CAUFIELD & BYERS VI

                             By:  Kleiner Perkins Caufield & Byers VI Associates

                                     By:_______________________________
                                                General Partner


                             KLEINER PERKINS CAUFIELD & BYERS VI
                             FOUNDERS FUND

                             By:  Kleiner Perkins Caufield & Byers VI Associates

                                     By:_______________________________
                                                General Partner


                             __________________________________________
                             David Schnell


                             __________________________________________
                             Lawrence Steinman


                             VALE PARTNERS

                             By:_______________________________________
                                           General Partner

                               FOURTH AMENDMENT

          This Amendment is made effective as of January 24, 1995 between Neurocrine Biosciences, Inc. (the "Company") and the undersigned holders (the "Holders") of Common Stock of the Company who are parties to, or have been assigned rights under, the Company's Information and Registration Rights Agreement dated September 25, 1992 attached hereto as Exhibit A (the "Rights Agreement") with regard to the issuance by the Company of up to a total of 782,005 shares of the Company's Common Stock (the "Shares") to Johnson & Johnson Development Corporation ("Johnson"). The Company and the Holders agree as follows:

      1. The Holders hereby waive the right of first refusal granted to such Holders pursuant to the Rights Agreement and any other similar rights they may have to purchase any of the Shares or to receive notice of the proposed sale of the Shares from the Company.

      2. The Holders hereby consent to the inclusion of (i) Johnson as a party to the Rights Agreement, and (ii) the Shares as "Registrable Securities" as defined in Section 1(i) of the Rights Agreement. The Rights Agreement is hereby amended to include Johnson as a "Holder" thereunder and to include the Shares in the definition of "Registrable Securities" thereunder.

      3. Section 2 of the Rights Agreement is hereby amended and restated to read as set forth below:

               2.   Information Rights.
                    ------------------

               2.1. Financial Information. The Company will provide the
                    ---------------------
    Investors the following reports for so long as the Investor is a holder of a minimum of 100,000 shares of Common Stock (as adjusted for recapitalizations, stock splits, stock dividends, and the like):

                    (a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent auditors of national standing selected by the Company.

                    (b) As soon as practicable after the end of each fiscal quarter and in any event within forty five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries for such quarter (set forth on a monthly basis) and for the current fiscal year to date, and setting forth in comparative form the budgeted figures for such quarter and for the current fiscal year to date then reported, prepared in accordance with generally accepted accounting principles (other than for accompanying notes and subject to changes resulting from year-end audit adjustments)."

          This Amendment shall be effective with regard to all Holders upon execution by the Company and the Holders who hold more than fifty percent (50%) of the outstanding Registrable Securities as provided in Section 18.6 of the Rights Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

THE COMPANY:

                      NEUROCRINE BIOSCIENCES, INC.

                      By:_______________________________________________

                      Title:____________________________________________

HOLDERS:

                      ABINGWORTH BIOVENTURES

                      By:_______________________________________________

                      Title:____________________________________________


                      AVALON MEDICAL PARTNERS, L.P.

                      By:_______________________________________________
                                        General Partner



                      __________________________________________________
                      HOWARD BIRNDORF


                      __________________________________________________
                      ERROL B. DE SOUZA


                      __________________________________________________
                      MARK S. GERMAIN


                      THE HIXSON FAMILY TRUST, DATED
                      AUGUST 25, 1986, HARRY F. HIXSON, JR.
                      AND GEORGIANA B. HIXSON, TRUSTEES

                      By:_______________________________________________
                               Harry F. Hixson, Jr., Trustee

                      KLEINER PERKINS CAUFIELD & BYERS VI

                      By:  Kleiner Perkins Caufield & Byers VI Associates

                           By:__________________________________________
                                         General Partner


                      KLEINER PERKINS CAUFIELD & BYERS
                      VI FOUNDERS FUND
                      By:  Kleiner Perkins Caufield & Byers VI Associates

                           By:__________________________________________
                                         General Partner


                      __________________________________________________
                      DAVID SCHNELL


                      SCHRODER VENTURES LIMITED PARTNERSHIP


                      By:_______________________________________________

                      Title:____________________________________________


                      SCHRODERS INCORPORATED


                      By:_______________________________________________

                      Title:____________________________________________


                      SCHRODER VENTURE U.S. TRUST


                      By:_______________________________________________

                      Title:____________________________________________



                      __________________________________________________
                      DR. LAWRENCE STEINMAN


                      VALE PARTNERS


                      __________________________________________________
                                        General Partner


                      __________________________________________________
                      DR. WYLIE W. VALE

                                FIFTH AMENDMENT

          This Amendment is made effective as of February 22, 1995 between Neurocrine Biosciences, Inc. (the "Company") and the undersigned holders (the "Holders") of Common Stock of the Company who are parties to, or have been assigned rights under, the Company's Information and Registration Rights Agreement dated September 25, 1992 (as amended on January 24, 1995) attached hereto as Exhibit A (the "Rights Agreement") with regard to the issuance by the Company of up to a total of approximately 215,000 shares of the Company's Common Stock (the "Shares") to Neuroscience Partners Limited Partnership ("MDS"). The Company and the Holders agree as follows:

      4. The Holders hereby consent to the changes made to the previously executed Amendment between the Holder and the Company dated January 24, 1995. The revised Amendment dated January 24, 1995 is attached hereto as Exhibit B.

      5. The Holders hereby consent to the inclusion of (i) MDS as a party to the Rights Agreement, and (ii) the Shares as "Registrable Securities" as defined in Section 1(i) of the Rights Agreement. The Rights Agreement is hereby amended to include MDS as a "Holder" and an "Investor" for the purposes of Sections 6 through 18 thereunder and to include the Shares in the definition of "Registrable Securities" thereunder.

          This Amendment shall be effective with regard to all Holders upon execution by the Company and the Holders who hold more than fifty percent (50%) of the outstanding Registrable Securities as provided in Section 18.6 of the Rights Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

THE COMPANY:

                                             NEUROCRINE BIOSCIENCES, INC.

                                             By:_____________________________

                                             Title:__________________________

MDS: By its signature below, MDS hereby agrees to become a party to the Rights Agreement as a "Holder" and an "Investor" for the purposes of Sections 6 through 18 thereof and shall be entitled to all of the rights and subject to all of the obligations of a "Holder" and an "Investor" for the purposes of Sections 6 through 18 of the Rights Agreement.

                                   NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP

                                   By:____________________________________

                                   Title:_________________________________

HOLDERS:

                                   ABINGWORTH BIOVENTURES

                                   By:____________________________________

                                   Title:_________________________________


                                   AVALON MEDICAL PARTNERS, L.P.

                                   By:____________________________________
                                         General Partner


                                   _______________________________________
                                   HOWARD BIRNDORF


                                   _______________________________________
                                   ERROL B. DE SOUZA


                                   _______________________________________
                                   MARK S. GERMAIN

                                   THE HIXSON FAMILY TRUST, DATED
                                   AUGUST 25, 1986, HARRY F. HIXSON, JR.
                                   AND GEORGIANA B. HIXSON, TRUSTEES

                                   By:____________________________________
                                         Harry F. Hixson, Jr., Trustee

                                   JOHNSON & JOHNSON DEVELOPMENT CORPORATION

                                   By:____________________________________

                                   Title:_________________________________

                                   KLEINER PERKINS CAUFIELD & BYERS VI

                                   By: Kleiner Perkins Caufield & Byers VI
                                       Associates

                                       By:________________________________
                                              General Partner

                                   KLEINER PERKINS CAUFIELD & BYERS
                                   VI FOUNDERS FUND

                                   By: Kleiner Perkins Caufield & Byers VI
                                       Associates

                                       By:________________________________
                                              General Partner


                                   _______________________________________
                                   DAVID SCHNELL

                                   SCHRODER VENTURES LIMITED PARTNERSHIP

                                   By:____________________________________

                                   Title:_________________________________

                                   SCHRODERS INCORPORATED

                                   By:____________________________________

                                   Title:_________________________________

                                   SCHRODER VENTURE U.S. TRUST

                                   By:____________________________________

                                   Title:_________________________________


                                   _______________________________________
                                   DR. LAWRENCE STEINMAN

                                   VALE PARTNERS


                                   _______________________________________
                                              General Partner


                                   _______________________________________
                                   DR. WYLIE W. VALE

                                SIXTH AMENDMENT

          This Amendment is made effective as of January 19, 1996 between Neurocrine Biosciences, Inc. (the "Company") and the undersigned holders (the "Holders") of Common Stock of the Company who are parties to, or have been assigned rights under, the Company's Information and Registration Rights Agreement dated September 25, 1992 attached hereto as Exhibit A (the "Rights Agreement") with regard to the issuance by the Company of up to a total of 645,162 shares of the Company's Common Stock (the "Shares") to Ciba Geigy Limited ("Ciba"). The Company and the Holders agree as follows:

      6. The Holders hereby waive the right of first refusal granted to such Holders pursuant to the Rights Agreement and any other similar rights they may have to purchase any of the Shares or to receive notice of the proposed sale of the Shares from the Company.

      7. The Holders hereby consent to the inclusion of (i) Ciba as a party to the Rights Agreement, and (ii) the Shares as "Registrable Securities" as defined in Section 1(i) of the Rights Agreement. The Rights Agreement is hereby amended to include Ciba as a "Holder" thereunder and to include the Shares in the definition of "Registrable Securities" thereunder.

          This Amendment shall be effective with regard to all Holders upon execution by the Company and the Holders who hold more than fifty percent (50%) of the outstanding Registrable Securities as provided in Section 18.6 of the Rights Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

THE COMPANY:

                                             NEUROCRINE BIOSCIENCES, INC.

                                             By:______________________________

                                             Title:___________________________

HOLDERS:

                         ABINGWORTH BIOVENTURES

                         By:___________________________________

                         Title:________________________________

                         AVALON MEDICAL PARTNERS, L.P.

                         By:___________________________________
                               General Partner


                         ______________________________________
                         HOWARD BIRNDORF


                         ______________________________________
                         ERROL B. DE SOUZA


                         ______________________________________
                         MARK S. GERMAIN

                         THE HIXSON FAMILY TRUST, DATED
                         AUGUST 25, 1986, HARRY F. HIXSON, JR.
                         AND GEORGIANA B. HIXSON, TRUSTEES

                         By:___________________________________
                               Harry F. Hixson, Jr., Trustee

                         JOHNSON & JOHNSON DEVELOPMENT CORPORATION

                         By:___________________________________

                         Title:________________________________

                         KLEINER PERKINS CAUFIELD & BYERS VI

                         By: Kleiner Perkins Caufield & Byers VI Associates

                             By:_______________________________
                                    General Partner

                         KLEINER PERKINS CAUFIELD & BYERS VI FOUNDERS FUND

                         By: Kleiner Perkins Caufield & Byers VI Associates

                             By:_______________________________
                                    General Partner

                         ______________________________________
                         DAVID SCHNELL

                         SCHRODER VENTURES LIMITED PARTNERSHIP

                         By:___________________________________

                         Title:________________________________

                         SCHRODERS INCORPORATED

                         By:___________________________________

                         Title:________________________________

                         SCHRODER VENTURE U.S. TRUST

                         By:___________________________________

                         Title:________________________________


                         ______________________________________
                         DR. LAWRENCE STEINMAN

                         VALE PARTNERS


                         ______________________________________
                                    General Partner


                         ______________________________________
                         DR. WYLIE W. VALE

                                       3